Exhibit 10.11

NETTAR GROUP INC.

April 5, 2021

Hannover Holdings SA

58 rue Charles Martel

L-2134, Luxembourg

Re: Side Letter Agreement

Reference is made to the Amended and Restated Note Purchase Agreement, dated September 9, 2019, by and among Nettar Group Inc. (the “Company”), Hannover Holdings SA (“Hannover”), and the other lenders party thereto, as amended from time to time (the “Note Purchase Agreement”), and to the promissory notes issued to Hannover thereunder (the ‘‘Notes”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Note Purchase Agreement.

The Company is proposing to extend the Final Maturity Date of the Notes to April 30, 2022, through Amendment No. 4 to Amended and Restated Note Purchase Agreement (the “Amendment”), a draft of which has been provided to Hannover. In such connection, as an inducement to Hannover to enter into the Amendment, the Company hereby grants Hannover the right to nominate a person to serve as director of the Company or its successor, pursuant to the terms of this Side Letter Agreement.

Following the consummation of a Going Public Transaction and so long as Hannover holds at least 4% of the outstanding shares of the Company or its successor that is publicly traded following such Going Public Transaction, Hannover shall have the right to nominate a person of its choice, reasonably acceptable to the Company (or its successor), to serve on the board of directors of such public company as of the date of the consummation of such Going Public Transaction as director, subject to compliance with the independence requirements of Rule 5605 of The Nasdaq Stock Market; provided that such person agrees to be bound by such confidentiality, insider trading and other policies applicable to directors of such public company as adopted by the board of directors of such public company. The Company shall take all necessary actions, to promptly appoint such person nominated by Hannover as a director of the Company or its successor as of the consummation of such Going Public Transaction, subject to the above conditions. Hannover shall timely provide to the Company all information reasonably requested by the Company with respect to such person.

Sections 7.1, 7.2, 7.3, 7.4 and 7.6 of the Note Purchase Agreement are incorporated herein by reference.

[Signature page follows]

NETTAR GROUP INC.

By:	/s/ Emiliano Kargieman
Name:	Emiliano Kargieman
Title:

HANNOVER HOLDINGS S.A.

By:	/s/ Giovanni Dell’Orto
Name:	Giovanni Dell’Orto
Title:	DIRECTOR - PRESIDENT

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